Exhibit 4.1







                              MORGAN PRODUCTS LTD.

                          EMPLOYEE STOCK PURCHASE PLAN


                (Amended and Restated, Effective January 1, 1999)




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                                TABLE OF CONTENTS

   Section                                                                 Page

    1.       PURPOSES.........................................................1

    2.       DEFINITIONS......................................................1

    3.       TERM OF THIS PLAN................................................2

    4.       METHOD OF PARTICIPATION..........................................2

    5.       PURCHASES OF STOCK...............................................2

    6.       WITHDRAWAL FROM PARTICIPATION IN PLAN............................3

    7.       RIGHTS AS A SHAREHOLDER..........................................4

    8.       RIGHTS NOT TRANSFERABLE..........................................5

    9.       ADMINISTRATION OF THIS PLAN......................................5

    10.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION........................5

    11.      AMENDMENT OF THIS PLAN...........................................5

    12.      TERMINATION OF THIS PLAN.........................................5

    13.      GOVERNMENTAL REGULATIONS AND LISTING.............................6

    14.      MISCELLANEOUS....................................................6


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                              MORGAN PRODUCTS LTD.
                          EMPLOYEE STOCK PURCHASE PLAN


1.       PURPOSE

         Morgan Products Ltd. (The "Corporation") originally established the Morgan Products Ltd. 1988 Stock Purchase Plan (the "1988 Stock Plan") to provide an incentive for Eligible Employees to devote their best efforts to the success of the Corporation, and to afford such Employees an opportunity to obtain a share ownership interest in the Corporation. The Corporation desires to improve the administration of the Plan and has restated and renamed the 1988 Stock Plan as the Morgan Products Ltd. Employee Stock Purchase Plan (the "Plan"), as amended and restated as set forth herein, effective January 1, 1999.

2.       DEFINITIONS

         Whenever used in this Plan:

         A. "Corporation" means Morgan Products Ltd. and such of its subsidiaries now existing as of the effective date of the adoption of this Plan or thereafter acquired (subsidiaries in respect of which Morgan Products Ltd. owns, directly or indirectly, at least a majority of the total issued and outstanding voting capital stock), as may be designated from time to time by the Board of Directors.

         B. "Common Stock" means the Common Stock, par value $0.10 per share, of Morgan Products Ltd.

         C. "Board of Directors" means the Board of Directors of Morgan Products Ltd.

         D. "Committee" means the Stock Purchase Plan Committee consisting of three or more officers of the Corporation appointed by the Board of Directors.

         E. "Eligible Employee" means any person who is a full-time employee of the Corporation, excluding any employee who is an officer or a director of the Morgan Products Ltd., on or after the first day of employment. The term "full-time" means working not fewer than thirty (30) hours per week on a regular basis.

         F. "Compensation" means, with respect to any Eligible Employee, such Eligible Employee's salary, bonus and/or commissions, as and when any of the foregoing shall be paid to such Eligible Employee.

         G. "Market Price" means the actual price of Common Stock at the time of purchase.




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3.       TERM OF THIS PLAN

         This Plan will become effective on January 1, 1999, or its subsequent date of adoption by the Board of Directors, as applicable, and will continue from year to year but may be modified or discontinued by the Board of Directors at any time.

4.       METHOD OF PARTICIPATION

         A. Each Eligible Employee who wishes to participate in this Plan shall execute a participation form, to be prescribed by the Committee, indicating that such Eligible Employee authorizes and instructs the Corporation to deduct from his/her Compensation, as and when paid by the Corporation, a specified amount to be applied to the purchase of Common Stock for the account of such Eligible Employee. The Committee may, from time to time, prescribe minimum and/or maximum amounts of such payroll deductions; provided, that in no event shall such deductions be less than five dollars ($5.00) per week or more than 10 percent of Compensation. The Committee may prescribe such further procedures, limitations, restrictions and/or guidelines for such payroll deductions as the Committee shall, in its discretion, determine to be necessary or appropriate.

         B. An Eligible Employee may increase, decrease or stop his/her payroll deductions once during each calendar quarter by instructing the Corporation in writing to do so on such a form for such purpose as the Committee shall prescribe. Such request shall become effective as soon as practicable after receipt thereof by the Corporation, but in no event earlier than the beginning of the calendar quarter next following the calendar quarter during which such request was made; provided, that in the event that an Eligible Employee shall elect to stop his/her payroll deductions, he/she shall not be entitled to resume payroll deductions until the beginning of the second calendar quarter after the calendar quarter in which such employee stopped payroll deductions.

         C. Payroll deductions made for each Eligible Employee during any month shall be remitted by the Corporation to such bank or trust company as the Committee may select (the "Custodian"), not later than the fifth business day of the subsequent month. The amounts of such deductions shall be held on deposit by the Custodian for the account of such Eligible Employee. Except as otherwise required by law or as prescribed by the Committee, such amounts may be commingled by the Custodian with funds held on deposit by the Custodian for the accounts of other Eligible Employees, and such funds shall not bear interest while held by the Custodian.


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5.       PURCHASES OF STOCK

         A. The first trading day of each month (an "Investment Date"), the Custodian will apply the funds then on deposit with the Custodian for the account of each Eligible Employee to purchase from Morgan Products Ltd., for the account of such Eligible Employee, that number of whole Common Stock shares as shall be obtained by dividing the amount of such funds then on deposit for the account of such Eligible Employee by the Market Price of Common Stock prevailing as of the time of such application, with any unapplied funds remaining in the Eligible Employee's account. Notwithstanding the previous sentence, if an Eligible Employee's account contains fractional shares, the Custodian will first apply the funds then on deposit to purchase such fractional shares so that when newly purchased and previously held fractional shares are aggregated, only whole shares remain. Thereafter, only whole shares of the Corporation shall be acquired. Any shares purchased shall be held by the Custodian for the account of such Eligible Employee until such Eligible Employee either obtains a certificate for such shares under paragraph B of this Section 5 or until such Eligible Employee withdraws from participation in this Plan. At least once every calendar quarter, the Corporation or the Custodian shall deliver to each Eligible Employee participating in this Plan a statement setting forth his/her total Compensation withheld, the number of Shares of Common Stock purchased for the account of such Eligible Employee, the purchase price of such shares, and the total number of shares of Common Stock accumulated in his/her account under this Plan. Except as provided in paragraph B of this Section 5, Eligible Employees may obtain a certificate for shares of Common Stock credited to their account under this Plan only upon withdrawal from participation in this Plan.

         B. Subject to paragraph C of Section 6 of this Plan, an Eligible Employee may obtain a certificate for all or any portion of the shares of Common Stock (excluding fractional shares) credited to his/her account under the Plan at any time by making a written request to the Custodian; provided, that, except in the case of a withdrawal from participation in this Plan as provided in
Section 6 of this Plan, any Eligible Employee making such request shall be required to pay the costs of preparation and delivery of such certificate. Any remaining shares will continue to be held in the account of such Eligible Employee.

         C. The maximum number of shares of Common Stock which may be issued under this Plan shall be 150,000 shares. The Corporation may issue such shares from authorized but unissued shares of Common Stock or from shares of Common Stock repurchased and/or held as treasury shares.

6.       WITHDRAWAL FROM PARTICIPATION IN PLAN

         A. An Eligible Employee may withdraw from participation in this Plan at any time by giving written notice thereof to the Corporation; provided, that in order to cancel any purchase of Common Stock based upon payroll deductions for a particular month, such withdrawal notice must be received by the Corporation prior to the end of such month. The Corporation shall, in turn, notify the Custodian of such withdrawal. Subject to the first sentence of this paragraph A, upon receipt of such withdrawal notice by the Corporation, all payroll deductions shall cease as soon as practicable and all funds on deposit with the Custodian shall be returned to the withdrawing Eligible Employee as soon as practicable. Notwithstanding anything in this Plan to the contrary, an Eligible Employee shall be deemed to have withdrawn from participation in this Plan if he/she (i) ceases payroll deductions (i) at a time when there are no funds or whole shares on deposit with the Custodian for his/her account or (ii) for any period in excess of 1 year.


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         B.  Upon  withdrawal  from  participation  in this  Plan,  an  Eligible
Employee will receive a certificate for the number of whole shares of Common Stock credited to his/her account under this Plan as of the date of withdrawal and a cash payment for any fractional share credited to his/her account as of the date of withdrawal. Such cash payment will be based on the Market Price per share on the Investment Date next succeeding the date of withdrawal. As an alternative, upon withdrawal from participation in the Plan, an Eligible Employee may elect to receive a cash payment of the full value of such shares at the Market Price as of the next trading day. Any brokerage fees payable on account of selling the shares of Common Stock in the Eligible Employee's account shall be charged to such Eligible Employee's account.

         C. All shares of Common Stock purchased pursuant to this Plan for the account of an Eligible Employee shall be issued only in the name of such Eligible Employee or in such Eligible Employee's name jointly with his/her spouse, as such Eligible Employee shall designate in the participation form referred to in paragraph A of Section 4 of this Plan. Certificates for such shares shall be delivered to such address as such Eligible Employee shall designate on such participation form.

         D. If an Eligible Employee shall withdraw from participation in this Plan, such employee shall not be entitled to participate in this Plan until the beginning of the second calendar quarter following the calendar quarter in which such employee withdrew from participation in this Plan.

         E. In the event of termination of employment of the Eligible Employee for any reason whatsoever, including death, the Eligible Employee shall be deemed to have withdrawn from participation in the Plan effective as of the date of such termination.

7.       RIGHTS AS A SHAREHOLDER

         A. An Eligible Employee shall be deemed to be the record owner of all shares (including fractional shares) of Common Stock credited to the account of such Eligible Employee under this Plan and shall have the sole right to vote such shares of Common Stock on the record date for a vote of the holders of shares of Common Stock.

         B. Any cash dividends payable by Morgan Products Ltd. on shares of Common Stock credited to the account of an Eligible Employee shall be credited to such Eligible Employee's account to be applied toward the purchase of additional shares of Common Stock pursuant to paragraph A of Section 5 of this Plan.

         C. Any stock dividends or split shares distributed by Morgan Products Ltd. on shares of Common Stock credited to the account of an Eligible Employee under this Plan shall be credited to the account of such employee. In the event that Morgan Products Ltd. makes available to the holders of Common Stock the right to subscribe to additional shares, debentures or other securities, the shares credited to the account of an Eligible Employee shall be counted in calculating the total number of such rights to be issued to such employee.

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8.       RIGHTS NOT TRANSFERABLE

         An Eligible Employee's rights under this Plan are exercisable during his/her lifetime only by him/her and may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

9.       ADMINISTRATION OF THIS PLAN

         This Plan shall be administered by the Committee, which is authorized to make such uniform rules as may be necessary to carry out its provisions. The Committee shall determine, in its sole discretion, any questions arising in the administration, interpretation and application of this Plan, including questions of fact and questions as to whether a person is an Eligible Employee, and all such determinations shall be conclusive and binding on all parties. The Committee shall enter into such agreements with the Custodian, not inconsistent with the terms of this Plan, as the Committee shall, in sole its discretion, determine to be necessary or appropriate.

10.      ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         In the event of any change in the Common Stock by reason of stock dividends, split-ups, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares, and the like, the aggregate number of shares of Common Stock available for issuance under this Plan but not yet issued hereunder shall be adjusted appropriately.

11.      AMENDMENT OF THIS PLAN

         The Board of Directors may amend or modify this Plan at any time; provided, that no such amendment or modification shall adversely affect the rights of any Eligible Employee with respect to shares of Common Stock purchased under this Plan prior to the effective date of such amendment or modification.

12.      TERMINATION OF THIS PLAN

         A. The Board of Directors may terminate this Plan at any time by resolution of the Board of Directors. In addition, this Plan and all rights of Eligible Employees hereunder shall terminate on the day that, in the sole judgment of the Committee, Eligible Employees participating in this Plan become entitled, based upon payroll deductions to date, to purchase a number of shares of Common Stock equal to or greater than the number of shares remaining available for purchase hereunder.


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         B. Morgan  Products  Ltd.  shall notify the  Custodian of the effective date of termination of this Plan and the Custodian shall, as of such effective date, apply the funds on deposit with it for each Eligible Employee to the purchase for the account of each Eligible Employee of that number of whole shares of Common Stock as shall be obtained by dividing the amount of such funds then on deposit for the account of such Eligible Employee by the Market Price of Common Stock prevailing as of such effective date (determined as provided in paragraph A of Section 5 hereof), and cash, if any, remaining for the accounts of the Eligible Employees shall be refunded to them.

13.      GOVERNMENTAL REGULATIONS AND LISTING

         All rights granted or to be granted to Eligible Employees under this Plan are expressly subject to all applicable laws and regulations and to the approval of all governmental authorities required in connection with the authorization, issuance, sales or transfer of the shares of Common Stock reserved for issuance under this Plan including, without limitation, there being a current registration statement of Morgan Products Ltd. on file with the Securities and Exchange Commission and with applicable state securities agencies covering the offer of shares of Common Stock purchasable under this Plan. In addition, all rights hereunder are subject to the due listing of such shares of Common Stock on the New York Stock Exchange and on such other national securities exchange as the Committee may determine.

14.      MISCELLANEOUS

         A. This Plan shall not be deemed to constitute a contract of employment between the Corporation and any Eligible Employee, nor shall it interfere with the right of the Corporation to terminate the employment of any Eligible Employee and treat him or her without regard to the effect which such treatment might have upon him or her under this Plan.

         B. This Plan shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Delaware.

         C. Except as otherwise provided in paragraph B of Section 5 of this Plan, all expenses incurred by the Corporation or the Committee in connection with the administration of this Plan, including the fees of the Custodian, shall be borne by the Corporation.

                               *     *     *

         IN WITNESS WHEREOF, the Corporation, by its duly authorized officer pursuant to resolutions of the Board of Directors adopted on this 16th day of November, 1998, has caused this amended and restated Plan to be executed as of the day and year first above written.



                               MORGAN PRODUCTS LTD.

                               By: J. Michael Marks

                               Its: Compensation Committee Member


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